EXHIBIT 10.19

AMENDMENT TO INVESTMENT AGREEMENT DATED MAY 9, 1997 BETWEEN THE COMPANY
                       AND PRINZ-FRANKLIN L.L.C.

                               AMENDMENT
                                   TO
                          INVESTMENT AGREEMENT


     This AMENDMENT TO INVESTMENT AGREEMENT is entered into as of the 9th day of May, 1997, by and between FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation (the "Company"), and PRINZ-FRANKLIN L.L.C., an Illinois limited liability company ("Investor").

                                RECITAL

     The Company and Investor are parties to an Investment Agreement dated as of April 11, 1997 (the "Investment Agreement"), and the Company and Investor desire to amend and modify certain provisions of the Investment Agreement, upon the terms and subject to the provisions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Investment Agreement.

     2. Modification of Section 2.1(b). The Company and Investor have agreed that the purchase and sale of Common Stock pursuant to Section 2.1(b) of the Investment Agreement shall occur in two phases. Investor shall pay a purchase price of $200,000 for one million (1,000,000) shares of Common Stock of the Company and the Company shall authorize the issuance to Investor of one million (1,000,000) shares of Common Stock of the Company on each of May 9, 1997 and on May 30, 1997. For purposes of the Investment Agreement, all deliveries and satisfaction of conditions to be met on the Second Closing Date shall occur as of May 30, 1997, which shall be deemed to be the Second Closing Date under the Investment Agreement.

     3..  Ratification  of  Investment  Agreement.    Except  as  herein
modified, the Investment Agreement is hereby reaffirmed and ratified in all respects.

     4. Counterparts. This Amendment to Investment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Investment Agreement as of the date first above written.

                         FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.

                         By:  /s/ Michael J. Carroll

                         PRINZ-FRANKLIN  L.L.C.,  an  Illinois   limited
                         liability company

                         By:  /s/ John Prinz